                                                 Exhibit 99.1

Superior Industries to Divest 50% Equity Stake
In Hungarian Joint Venture

VAN NUYS, CALIFORNIA -- June 15, 2010 -- Superior Industries International, Inc. (NYSE:SUP) today announced that it has entered into a definitive agreement to sell its 50% equity stake in Suoftec Light Metal Products Production & Distribution Ltd., the company’s joint venture manufacturing facility in Hungary.

Under the agreement, Superior will sell its entire ownership interest in Suoftec to its partner in  the joint venture, OTTO FUCHS KG, based in Meinerzhagen, Germany.

“While we are proud of our long standing success in partnership with OTTO FUCHS KG and our Suoftec joint venture, this transaction will allow us to open the door to other investment opportunities in emerging markets,” said Steven J. Borick, Chairman, Chief Executive Officer and President.

About Superior Industries
Superior supplies aluminum wheels to Ford, General Motors, Chrysler, Audi, BMW, Jaguar,  Land Rover, Mercedes Benz, Mitsubishi, Nissan, Seat, Skoda, Subaru, Suzuki, Toyota, Volkswagen and Volvo. For more information, visit www.supind.com.

Forward-Looking Statements
This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which include references to the expected sale of the company’s equity interest in Suoftec, are based on current expectations, estimates and projections about the company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors and risks discussed from time to time in the company's Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general automotive industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.